UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 20, 2006, the registrant entered into an amendment with respect to its leased headquarters and remanufacturing facility in Torrance, California. Under the amendment, the lease has been extended for an additional five years beginning April 1, 2007 and ending March 31, 2012, with a base rent of $110,700 per month. The registrant has the right to cancel the lease with respect to approximately 80,000 of the approximately 227,000 square feet covered by the lease at the end of the first and second year of the extended lease period. In that event, there would be a pro rata reduction in rent. The amendment also gives the registrant an option to extend the lease for an additional five years beginning April 1, 2012.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Third Amendment to Lease Agreement as of November 20, 2006, by and between Golkar Enterprises, Ltd. and Motorcar Parts of America, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: November 27, 2006	/s/ MICHAEL UMANSKY
Michael Umansky
Vice President and General Counsel